EXHIBIT 5.1

April 7, 2006

Emisphere Technologies, Inc.
765 Old Saw Mill River Road
Tarrytown, New York  10591

Re:	Form S-3 Shelf Registration Statement Relating to 6,000,000 shares of Common Stock or Warrants to Purchase Common Stock of Emisphere Technologies, Inc.

Ladies and Gentlemen:

          We have acted as counsel to Emisphere Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), with respect to up to 6,000,000 shares of common stock, par value $.01 per share (the “Common Stock”) and warrants to purchase Common Stock (the “Warrants”) both of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.  The Common Stock and Warrants are sometimes referred to individually as a “Security” and collectively as the “Securities”.

          In connection with this opinion, we have examined the following (collectively, the “Documents”):

(i)	the Amended and Restated Certificate of Incorporation of the Company;
(ii)	the Bylaws of the Company, as amended;
(iii)	the Rights Agreement between the Company and Mellon Investor Services, Inc., as Rights Agent dated as of April 7, 2006; and
(iv)	the Registration Statement.

          For purposes of this opinion, we have assumed, without any investigation, (i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy, (ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

          The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iii) such review of published sources of law as we have deemed necessary.

          We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound.  Nor have we made any independent investigation as to the existence of actions, suits, investigations, or proceedings, if any, pending or threatened against the Company.

          Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America. To the extent that the laws of any other jurisdiction may govern any of the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumptions are reasonable or correct.

          The opinions hereafter expressed with respect to the enforceability of the Securities are subject to the general qualifications that such rights and remedies may be subject to and affected by: (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including, without limitation, laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance, automatic stay and turn-over; (ii) general principles of equity, including, without limitation, those governing the availability of equitable remedies, affording equitable defenses, requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract, and affording defenses based upon unconscionability, lack of notice, impracticability or impossibility of performance; and (iii) general rules of contract law with respect to matters such as the election of remedies, the limits of severability, mutuality of obligations, and opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or otherwise and limitations on the enforceability of provisions which are in violation of public policy.

          Based upon and subject to the foregoing, we are of the opinion that:

1.

With respect to the Common Stock, when (a) the Board of Directors of the Company or a duly authorized committee of the Board of Directors (such Board of Directors or committee being referred to herein as the “Board”), has taken all necessary corporate action to approve the issuance of and established the terms of the offering of the Common Stock and related matters and (b) issued, sold and delivered in the manner and for the consideration (not less than the par value of the Common Stock) stated in the applicable definitive purchase, underwriting or similar agreement or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the Common Stock will be validly issued, fully paid and nonassessable.

2.

With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and has established the terms of such Warrants, the terms of the offering of the Warrants and related matters, (b) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a warrant agent, and (c) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Warrants will be valid and binding obligations of the Company.

          In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of the Securities applicable to such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security.  We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

          We express no legal opinion upon any matter other than those explicitly addressed in the paragraphs numbered 1 and 2 above, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

          We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement.  We also consent to the use of our name in the related prospectus and any related prospectus supplement under the heading “Legal Matters.”  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

BROWN RUDNICK BERLACK ISRAELS LLP